As filed with the Securities and Exchange Commission on August 18, 2020

Registration No. 333-238633

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY

SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)

(Exact name of registrant as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher W. Lacy

Vice President, General Counsel and Secretary

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

John M. Greer

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):		Accelerated filer	☐

Large accelerated filer	☒	Smaller reporting company	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Common Stock	(1)(2)(3)	$(4)
Preferred Stock	(1)(2)(3)	$(4)
Debt Securities	(1)(2)	$(4)
Guarantees of Debt Securities of Southwestern Energy Company (5)	(5)	$(5)
Depositary Shares	(1)(2)	$(4)
Warrants	(1)(2)	$(4)
Purchase Contracts	(1)(2)	$(4)
Units	(1)(2)	$(4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable, under the terms of any such plan.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the entire registration fee.
(5)

There are being registered hereunder guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Subsidiary Guarantor Registrants” table below. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.

SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Angelina Gathering Company, LLC	Texas	71-0205415
A.W. Realty Company, LLC	Texas	71-0205415
SWN Drilling Company, LLC	Texas	71-0205415
SWN E & P Services, LLC	Texas	71-0205415
SWN Energy Services Company, LLC	Texas	71-0205415
SWN International, LLC	Delaware	71-0205415
SWN Midstream Services Company, LLC	Texas	71-0205415
SWN Producer Services, LLC	Texas	71-0205415
SWN Production Company, LLC	Texas	71-0205415
SWN Water Resources Company, LLC	Texas	71-0205415
SWN Well Services, LLC	Texas	71-0205415

(1)

One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Southwestern Energy Company offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-238633) of Southwestern Energy Company is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, to: (i) add the Subsidiary Guarantor Registrants, each a wholly owned subsidiary of the Registrant, as co-registrants to the Registration Statement; (ii) register guarantees by the Subsidiary Guarantor Registrants of debt securities of the Registrant, as additional securities that may be offered under the prospectus included herein; (iii) amend the prospectus that forms a part of the Registration Statement to describe the guarantees of debt securities and to update certain information contained in the Registration Statement; and (iv) file additional exhibits to the Registration Statement under Item 16 of Part II thereof. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

Southwestern Energy Company

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” On August 17, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $2.97 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the applicable prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Southwestern,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Southwestern Energy Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. References in this prospectus to the “Subsidiary Guarantors” means one or more of our wholly owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

Our web site address is www.swn.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2020.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on April 30, 2020 and July 30, 2020, respectively.

•	Our Current Reports on Form 8-K filed with the SEC on May 26, 2020, June 4, 2020, June 8, 2020 and August 12, 2020 and on Form 8-K/A filed with the SEC on August 12, 2020.

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August 3, 2006.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389-4954

Attn. Investor Relations

(832) 796-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Southwestern is an independent energy company engaged in exploration, development and production activities, including the related marketing of natural gas, oil and natural gas liquids (“NGLs”) produced in our operations. Southwestern is a holding company whose assets consist of direct and indirect ownership interests in, and whose business is conducted substantially through, its subsidiaries. We currently operate exclusively in the United States. Our common stock is listed and traded on the NYSE under the ticker symbol “SWN.”

The bulk of our operations, which we refer to as “Exploration and Production” (“E&P”), are focused on the finding and development of natural gas, oil and NGL reserves. We are also focused on creating and capturing additional value through our marketing business, which we refer to as “Marketing” but previously referred to as “Midstream” when it included the operation of gathering systems.

E&P. Our primary business is the exploration for and production of natural gas, oil and NGLs, with our ongoing operations focused on the development of unconventional natural gas reservoirs located in Pennsylvania and West Virginia. Our operations in northeast Pennsylvania, which we refer to as “Northeast Appalachia,” are primarily focused on the unconventional natural gas reservoir known as the Marcellus Shale. Our operations in West Virginia and southwest Pennsylvania, which we refer to as “Southwest Appalachia,” are focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas, oil and NGL reservoirs. Collectively, we refer to our properties in Pennsylvania and West Virginia as “Appalachia.”

Marketing. Our marketing activities capture opportunities that arise through the marketing and transportation of natural gas, oil, and NGLs primarily involving the marketing of our own equity production and that of royalty owners in our wells. Additionally, we manage portfolio and locational, or basis, risk, acquire transportation rights on third-party pipelines and, in limited circumstances, purchase third-party natural gas to fulfill commitments specific to a geographic location.

We filed our certificate of incorporation with the Secretary of State of Delaware on February 24, 2006.

Our principal executive offices are located at 1000 Energy Drive, Spring, Texas 77389-4954 and our telephone number is (832) 796-1000. The Company also maintains offices in Tunkhannock, Pennsylvania and Morgantown, West Virginia.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target” and similar expressions. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries, are also forward-looking statements. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” and in the documents incorporated by reference herein.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. These risks and uncertainties include, among others:

•

the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 pandemic;

•	our ability to fund our planned capital investments;

•	a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate (“LIBOR”);

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•	our ability to realize the expected benefits from acquisitions;

•	our ability to transport our production to the most favorable markets or at all;

•	availability and costs of personnel and of products and services provided by third parties;

•

the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives;

•	the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally;

•	the effects of weather;

•	increased competition;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors listed in the reports we have filed and may file with the SEC.

Developments in any of these areas could cause our actual results to differ materially from those anticipated or projected. You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the section titled “Risk Factors” in this prospectus and the risk factors described in any applicable prospectus supplement, together with those in our latest Annual Report on Form 10-K, and any updates to those risk factors included in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of the date of this prospectus, we are authorized to issue up to 1,250,000,000 shares of common stock, par value $0.01 per share.

We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

The following description is a summary of the material provisions of our common stock but does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should refer to our certificate of incorporation and bylaws for additional information.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

We currently do not pay dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. All decisions regarding the declaration and payment of dividends and stock repurchases are at the discretion of our board of directors and will be evaluated regularly in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and any other factors that our board of directors deems relevant.

Fully Paid

All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable when issued.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors.

Other Provisions

We will notify holders of our common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, but no shares of any series of preferred stock may be issued without the approval of shareholders if (i) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (ii) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•

whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our

•	certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of our certificate of incorporation and bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions:

•	authorizing blank check preferred stock, which we could issue with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring advance notice of proposals by our stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct of our board and stockholder meetings and the election, appointment and removal of our directors.

The Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•

our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus and any guarantees of such debt securities by one or more Subsidiary Guarantors related thereto. When we offer to sell a particular series of debt securities and any related guarantees, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities and any related guarantees.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture, dated as of September 25, 2017, between us and U.S. Bank National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors, in an officer’s certificate or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series (except for the issue date, the offering price and certain other terms that may be specified in any prospectus supplement relating to such issuance), and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities issued by us will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	The title of the series;

•	The purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	The date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	The rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;

•

The date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•

if, other than the principal amount thereof, any portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or our covenants with respect to securities of the series;

•

under what circumstances, if any, we will pay additional amounts on the securities of the series to persons who are not U.S. persons in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay those additional amounts (and the term of any such option);

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend which shall be borne by such global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Guarantees

To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be guaranteed by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under the applicable indenture. We will fully describe the terms of any of our debt securities in the applicable prospectus supplement relating to those debt securities.

Change of Control Event

Unless specified to the contrary in the prospectus supplement with respect to any series of debt securities, if a change of control event occurs, each holder will have the right, pursuant to the terms set forth in the indenture, to require us to repurchase all or any part (in an amount equal to at least the minimum denomination of such series of Securities as specified in the terms thereof or an integral multiple as specified in excess thereof) of such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of such debt securities plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, up to, but excluding, the date of purchase (subject to the right of holders of record on any relevant record date to receive interest due on the related relevant interest payment date).

Within 30 days following a change of control event, if we have not (prior to the change of control event) sent a redemption notice for all such securities in connection with any optional redemption that may be permitted pursuant to the terms of each outstanding series of debt securities, we will mail a notice (the “change of control offer”) to each holder of such debt securities to which this provision applies, with a copy to the trustee, stating among other matters:

(1)

that a change of control event has occurred and that such holder has the right to require us to purchase such holder’s debt securities at a purchase price in cash equal to 101% of the principal amount of such debt securities plus accrued and unpaid interest, if any, and premium or liquidated damages, if any, to, but excluding, the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “change of control payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “change of control payment date”);

(3)	that any debt securities not properly tendered will remain outstanding and continue to accrue interest;

(4)

that unless we default in the payment of the change of control payment, all debt securities accepted for payment pursuant to the change of control offer will cease to accrue interest on the change of control payment date;

(5)

that holders electing to have any debt securities purchased pursuant to a change of control offer will be required to surrender such debt securities (in accordance with the applicable rules and procedures of the relevant security settlement and clearance organization, if any, if in global form), with appropriate documentation, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the business day preceding the change of control payment date;

(6)

that holders will be entitled to withdraw their tendered debt securities and their election to require us to purchase such debt securities, provided that the paying agent receives, not later than the close of business on the business day preceding the change of control payment date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the debt securities, the principal amount of debt securities tendered for purchase, and a statement that such holder is withdrawing its tendered debt securities and its election to have such debt securities purchased pursuant to the change of control offer;

(7)

that if we are repurchasing less than all of the debt securities surrendered, the holders of the remaining debt securities will be issued new debt securities, and such new debt securities will be equal in principal amount to the unpurchased portion of the debt securities surrendered, provided that the unpurchased portion of the debt securities must be equal to at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof; and

(8)	the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its debt securities repurchased.

On the change of control payment date, we will, to the extent lawful:

(1)

accept for payment all debt securities or portions of debt securities (of at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof) properly tendered pursuant to the change of control offer;

(2)	deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered and not properly withdrawn; and

(3)

deliver or cause to be delivered to the trustee the debt securities so accepted together with an officer’s certificate stating the aggregate principal amount of debt securities or portions of such debt securities being purchased by us.

The paying agent will promptly mail to each holder of the debt securities of a particular series properly tendered and not properly withdrawn the change of control payment for such debt securities, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder new debt securities equal in principal amount to any unpurchased portion of the debt securities surrendered, if any; provided that each such new debt security will be in a principal amount of at least the minimum denomination of such series of debt securities as specified in the relevant prospectus supplement, and in integral multiples of any specified minimum denomination in excess thereof.

If the change of control payment date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and additional interest, if any, will be paid to the person in whose name debt securities are registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the change of control offer.

Unless specified to the contrary in the prospectus supplement with respect to any series of debt securities, the provisions described above will be applicable to any change of control event whether or not any other provisions of the indenture are applicable. Except as described above with respect to a change of control event or as otherwise specified in the prospectus supplement with respect to any series of debt securities, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem our debt securities in the event of a takeover, recapitalization or similar transaction. In addition, we will not be required to make a change of control offer with respect to any series of debt securities upon a change of control event if a third party makes the change of control offer with respect to such series of debt securities in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all debt securities to which such offer applies that are validly tendered and not withdrawn under such change of control offer.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with any required repurchase of debt securities as a result of a change of control event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, or compliance with the change of control event provisions of the indenture would constitute a violation of any such laws or regulations, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase debt securities pursuant to a change of control offer may be limited by a number of factors. The occurrence of certain of the events that constitute a change of control would constitute a default under our senior credit facility. In addition, certain events that may constitute a change of control under our senior credit facility and cause a default under that agreement will not constitute a change of control or a change of control event under the indenture. Our future indebtedness or that of our subsidiaries may also contain prohibitions of certain events that would constitute a change of control or require such indebtedness to be repurchased upon a change of control or a change of control event. Moreover, the exercise by the holders of their right to require us to repurchase debt securities following a change of control in connection with a change in control event could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of our senior credit facility and other and/or future indebtedness may, prohibit our prepayment or repurchase of debt securities before their scheduled maturity. Consequently, if we are not able to prepay any such other indebtedness containing similar restrictions or obtain requisite consents, we will be unable to fulfill any repurchase obligations we may have if holders of debt securities exercise their repurchase rights following a change of control, which would result in a default under the indenture. A default under the indenture may result in a cross-default under our senior credit facility. The provisions described above may deter certain mergers, tender offers and other takeover attempts involving us.

We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control or a change of control event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional indebtedness are contained in the covenants described under “Covenants—Limitation on Liens” and “Covenants—Limitation on Sale and Leaseback Transactions.” Such restrictions in the indenture can be waived only with the consent of the holders of a majority in principal amount of the debt securities of a particular series then outstanding with respect to such series of debt securities. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the debt securities protection in the event of a highly leveraged transaction.

The definition of “change of control” includes a disposition of all or substantially all of the assets of Southwestern Energy Company (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of debt securities may require us to make an offer to repurchase such debt securities as described above.

The provisions under the indenture relative to our obligation to make an offer to repurchase debt securities as a result of a change of control event may be waived or modified or terminated with respect to each series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such debt securities ) prior to the occurrence of such change of control event.

Under the indenture:

•

“capital stock” means, as to any person, any and all shares, units of beneficial interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities or other indebtedness convertible into such equity.

•	“change of control” means the occurrence of any of the following:

(1)

any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of Southwestern Energy Company; provided that a transaction in which Southwestern Energy Company becomes a subsidiary of another person shall not constitute a change of control if, immediately following such transaction, (a) the persons who were stockholders of Southwestern Energy Company immediately prior to such transaction continue to beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding voting stock of such other person of whom Southwestern Energy Company has become a subsidiary and (b) no person other than such other person of whom Southwestern Energy Company has become a subsidiary beneficially owns, directly or indirectly, more than 50% of the voting power of the voting stock of Southwestern Energy Company;

(2)

the merger or consolidation of Southwestern Energy Company with or into another person or the merger of another person with or into Southwestern Energy Company, or the sale, lease or other disposition of all or substantially all the assets of Southwestern Energy Company (determined on a consolidated basis) to another person, other than (i) (A) a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the voting stock of Southwestern Energy Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person (or any parent thereof) in such merger or consolidation transaction immediately after such transaction or (B) a transaction that would be permitted under the proviso to clause (1) of this definition of “change of control” or (ii) in the case of a sale, lease or other disposition of all or substantially all assets transaction, a transaction in which each transferee becomes an obligor in respect of the debt securities of the relevant series and a subsidiary of the transferor of such assets; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Southwestern Energy Company.

•

“change of control event” means the occurrence of either of the following: (1) if the debt securities of a particular series do not have an investment grade rating from both of the rating agencies on the first day of the trigger period, such debt securities of such series are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating thereof on the first day of the trigger period by both of the rating agencies on any date during the trigger period, or (2) if the debt securities of a particular series have an investment grade rating from both of the rating agencies on the first day of the trigger period, such debt securities cease to have an investment grade rating from both of the ratings agencies on any date during the trigger period; provided, however, that for so long as any of our existing senior notes are outstanding, if we are required to offer to purchase any such existing senior notes as a result of the occurrence of a change of control (as defined in such existing senior notes), then the occurrence of such change of control shall constitute a change of control event. For purposes of the foregoing, “existing senior notes” means shall mean (i) such series of such senior notes may be specified in the prospectus supplement relating to such debt securities or (ii) if no such series as specified in such prospectus supplement as described in clause (i), each series of senior notes issued by Southwestern Energy Company that is outstanding on the original issue date of the relevant series of debt securities (excluding any issuance of additional securities of such series).

•

If a rating agency is not providing a rating for the debt securities of a particular series at the commencement of the trigger period, a change of control event shall be deemed to have occurred with respect to such rating agency as a result of the related change of control. Notwithstanding the foregoing, no change of control event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually occurred.

•

“investment grade rating” means a rating by any rating agency equal to or greater than (i) BBB- by S&P, (ii) Baa3 by Moody’s, (iii) the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof, or (iv) the equivalent rating or any other Ratings Agency selected by Southwestern Energy Company as provided by the definition of Ratings Agency.

•	“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

•

“Ratings Agency” means any of (1) Moody’s, (2) S&P, or (3) if S&P or Moody’s ceases to rate the debt securities of a particular series or ceases to make a rating on debt securities of a particular series publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on such debt securities publicly available selected by Southwestern Energy Company (as certified by an officer’s certificate), which shall be substituted for S&P or Moody’s, as the case may be.

•	“S&P” means S&P Global Ratings, or any successor to the rating agency business thereof.

•

“trigger period” means the period commencing on the day of the first public announcement by us of any change of control (or pending change of control) and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as either of the rating agencies has publicly announced that it is considering a possible ratings downgrade related to such change of control).

•

“voting stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will apply to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Limitation on Liens. We will not, and will not permit any of our subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money secured by a lien on any (a) productive property, (b) any principal transmission facility or (c) any shares of stock of any subsidiary (collectively, (a), (b) and (c), “principal property”), if the sum, without duplication, of:

•	the aggregate principal amount of all secured debt (other than secured debt referred to in clauses (i) –(viii) below); and

•

all attributable debt in respect of sale and leaseback transactions involving any principal property (other than sale and leaseback provisions permitted pursuant to the second paragraph under “—Limitation on Sale and Leaseback Transactions” below), exceeds 15% of our consolidated assets, unless we provide that the debt securities will be secured equally and ratably with (or, at our option, prior to) such secured debt.

The provisions described in the foregoing paragraph do not apply to liens incurred, assumed or guaranteed that do not arise from indebtedness for borrowed money and, without limiting the foregoing, also do not apply to liens on principal property:

(i)

with respect to any series of debt securities, any lien (A) existing as of the date of the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series) or (B) relating to a contract or arrangement that was entered into by us or any of our subsidiaries prior to the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series);

(ii)

upon any principal property (including any related contract rights) existing at the time of acquisition thereof by us or any of our subsidiaries (whether such acquisition is direct or by acquisition of stock, assets or otherwise, provided any such lien is not incurred in contemplation of such acquisition);

(iii)

securing indebtedness under credit facilities of any subsidiary that is not a guarantor of debt securities, provided that the aggregate principal amount of any indebtedness under such credit facilities shall not exceed $250.0 million at any time outstanding;

(iv)

upon or with respect to any property (including any related contract rights) acquired, constructed, refurbished or improved by us or any of our subsidiaries (including, but not limited to, liens to secure all or any part of the cost of construction, alteration or repair of any building, equipment, facility or other improvement on, all or any part of such property, including any pipeline financing) after the issue date of such series of debt securities (excluding any subsequent issuance of additional securities of such series) which are created, incurred or assumed contemporaneously with, or within 360 days after, the latest to occur of the acquisition (whether by acquisition of stock, assets or otherwise), completion of construction, refurbishment or improvement, or the commencement of commercial operation, of such property (or, in the case of liens on contract rights, the completion of construction or the commencement of commercial operation of the facility to which such contract rights relate, regardless of the date when the contract was entered into) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, refurbishment or improvement; provided, however, that in the case of any such construction, refurbishment or improvement, the lien shall relate only to indebtedness reasonably incurred to finance such construction, refurbishment or improvement;

(v)	securing indebtedness owing by any of our subsidiaries to us or to other subsidiaries;

(vi)	arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing indebtedness;

(vii)

for the sole purpose of extending, renewing or replacing (or successive extensions, renewals or replacements), in whole or in part, any lien referred to in the foregoing subsections (i), (ii), (iv) or (vi) above or this subsection (vii), or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property subject to the lien so extended, renewed or replaced (plus refurbishment of or improvements on or to such property); and

(viii)	any ordinary course lien arising, but only so long as continuing, in the ordinary course of our business or the business of our subsidiaries.

In all of the cases set forth above, notwithstanding any stated limitation on the assets that may be subject to such lien, a lien on a specified asset or group or type of assets may include liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

Under the indenture:

•

“attributable debt” means, in respect of a sale and leaseback transaction, as at the time of determination, the present value (discounted from the respective due dates thereof to such date at the rate per annum equal to the interest rate implicit in such lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, that if such sale and leaseback transaction results in a capital lease obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “capital lease obligation.”

•

“capital lease obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

•	“consolidated assets” means, with respect to us as at any date, our total assets as they appear on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter.

•

“credit facilities” means one or more debt facilities (including, without limitation, our senior credit facility), in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced or refinanced (in each case with credit facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

•

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied.

•	“ordinary course lien” means any:

i)	lien incurred in the ordinary course of business to secure the obtaining of advances or the payment of the deferred purchase price of property;

ii)	lien created by any interest or title of a lessor under any lease entered into by us or any subsidiary in the ordinary course of business and covering only the assets so leased;

iii)

lien that is a contractual right of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (b) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered in the ordinary course of business;

iv)	oil, gas or mineral leases arising in the ordinary course of business where the liens arise from the rights of lessors;

v)

customary initial deposits and margin deposits and similar liens attaching to commodity trading accounts or other brokerage accounts that are not for speculative purposes and arise in the ordinary course of business, including swap agreements, but only to the extent the liens encumber cash, cash equivalents, securities, certificates of deposits or similar investments or accounts only containing such items;

vi)

lien arising from the sale or other transfer in the ordinary course of business of (A) crude oil, natural gas, other petroleum hydrocarbons or other minerals in place for a period of time until, or in an amount such that, the purchaser or other transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (B) any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “forward sale” or similar interest;

vii)

lien in favor of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, refurbishing, developing or improving any property subject thereto, including without limitation, liens to secure indebtedness of pollution control or industrial revenue bond type; and

viii)

lien arising from any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of us or any subsidiary upon payment of reasonable compensation therefor or to terminate any franchise.

•

“principal transmission facility” means any transportation or distribution facility, including pipelines, of us or any subsidiary of ours located in the United States of America other than (i) any such facility which in the opinion of our board of directors is not of material importance to the business conducted by us and our subsidiaries, taken as a whole, or (ii) any such facility in which interests are held by us or by one or more of our subsidiaries or by us and one or more of our subsidiaries and by others and the aggregate interest held by us and all of our subsidiaries does not exceed 50%.

•

“productive property” means any property interest owned by us or any subsidiary of ours in land (including submerged land and rights in and to oil, gas and mineral leases) located in the United States of America classified by us or such subsidiary, as the case may be, as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities; provided that such term shall not include any exploration or production facilities on said land, including any drilling or producing platform.

•

“sale and leaseback transaction” means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or our subsidiary of any property, whether owned at the date of the indenture or thereafter acquired, which has been or is to be sold or transferred by us or such subsidiary to such person or to any other person to whom funds have been or are to be advanced by such person on the security of such property, in each case provided that the completion of construction or the commencement of commercial operation of the property subject to such transaction shall have occurred more than 180 days prior thereto.

•	“secured debt” means any indebtedness for borrowed money incurred, assumed or guaranteed by us or one of our subsidiaries that is secured by a lien.

•

“swap agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of us or any of our subsidiaries shall be a “swap agreement.”

Limitation on Sale and Leaseback Transactions. Neither we nor any of our subsidiaries may enter into, assume, guarantee or otherwise become liable with respect to any sale and leaseback transaction involving any principal property, unless after giving effect thereto the sum, without duplication, of:

•	the aggregate principal amount of all secured debt (other than secured debt permitted by clauses (i) –(viii) of the second paragraph under “—Limitation on Liens” above); and

•	all attributable debt in respect of sale and leaseback transactions (other than those referred to in the following paragraph),

does not exceed 15% of our consolidated assets.

This restriction shall not apply to any sale and leaseback transaction if, within 180 days from the effective date of such sale and leaseback transaction, we apply or our subsidiary applies an amount not less than the greater of:

•	the net proceeds of the sale of the property leased pursuant to such arrangement; or

•	the fair value of the property,

to retire its funded debt, including, for this purpose, any currently maturing portion of such funded debt, or to purchase other property having a fair value at least equal to the fair value of the property leased in such sale and leaseback transaction. This restriction also does not apply to any sale and leaseback transaction (A) between us and any of our subsidiaries or between any of our subsidiaries or (B) for which, at the time the transaction is entered into, the term of the related lease to us or our subsidiary of the property sold pursuant to such transaction is three years or less.

“Funded debt” means all indebtedness for borrowed money owed or guaranteed by us or any of our subsidiaries and any other indebtedness which, under GAAP, would appear as indebtedness on our most recent consolidated balance sheet, which matures by its terms more than 12 months from the date of such consolidated balance sheet or which matures by its terms in less than 12 months but by its terms is renewable or extendible beyond 12 months from the date of such consolidated balance sheet at the option of the borrower.

Consolidation, Merger and Sale of Assets. The indenture provides that we may not consolidate with or merge into any other person or sell, convey or transfer all or substantially all of our assets (determined on a consolidated basis) to any person, unless:

•

either (i) in the case of a consolidation or merger, the Company is the continuing or surviving person or (ii) the person formed by such consolidation or into which we are merged or the person which acquires our assets is organized in the United States of America (including any state or the District of Columbia) and expressly assumes by supplemental indenture the due and punctual payment of the principal of and interest on the debt securities and the performance of every covenant of the indenture on our part;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger, sale, conveyance or transfer, the successor corporation formed by such consolidation or into which we are merged or to which such sale, conveyance or transfer is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing and is known to the trustee with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1)

default for 30 days or more in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

(2)

default in payment of principal of, or premium, if any, on any debt security of that series when and as due at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when and as due;

(3)

default for 90 days or more after written notice to us by the trustee for such series or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series or in the indenture (or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series have been issued;

(4)

the failure to pay the principal of or interest on indebtedness for borrowed money of us or any significant subsidiary (within the meaning of Regulation S-X under the Securities Act) within any applicable grace period after payment is due or the principal thereof is accelerated by holders thereof because of a default and the total principal amount of such indebtedness in either case exceeds $100.0 million and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not repaid in full within 30 days; provided that such event of default will be cured or waived, without further action upon the part of either the trustee or any holder, if (i) the default that resulted in the acceleration of such other indebtedness is cured or waived and (ii) the acceleration is rescinded or annulled;

(5)	certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries; and

(6)	any other event of default provided with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after the trustee’s knowledge of a default with respect to the debt securities of any series, give to the holders of debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•

during or prior to such 90-day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on such debt securities on or after the respective due dates expressed in such debt securities after any applicable grace periods have expired.

Notwithstanding the foregoing, the sole remedy for an event of default resulting from:

•

any breach of any obligation of Southwestern Energy Company to file or furnish any documents or reports required to be filed or furnished, as the case may be, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; or

•	any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the reporting obligations under the indenture;

will be liquidated damages, and holders will not have any right under the indenture to accelerate the maturity of the securities of any series as a result of any such breach except as described below. If an event of default relating to any such obligation continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages at an annual rate equal to:

•

0.25% per annum of the outstanding principal amount of the securities from the 90th day following such notice to but not including the 180th day following such notice (or such shorter period until such event of default has been cured or waived); and

•

0.50% per annum of the outstanding principal amount of the securities from the 180th day following such notice to but not including the 365th day following such notice (or such shorter period until such event of default has been cured or waived).

On such 365th day (or earlier, if such event of default is cured or waived prior to such 365th day), liquidated damages will cease to accrue, and the securities will be subject to acceleration as provided above if the event of default is continuing. Any such liquidated damages shall be paid to holders in the manner and at the times set forth in the indenture.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees with respect to the securities or to secure the securities;

•	to add to the covenants of Southwestern Energy Company for the benefit of holders of all or any series of securities or to surrender any right or power conferred on us in the indenture;

•	to add any additional events of default with respect to all or any series of securities;

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder in any material respect;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to establish the form or terms of securities of any series;

•

to make any change necessary to make the indenture or the debt securities of any series consistent with the description of such securities in this prospectus or any related prospectus supplement relating to such debt securities;

•

to correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as such actions shall not adversely affect the interests of any holder; or

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of that provision.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any securities;

•

reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, any securities, or change the date on which any securities may be subject to redemption, or reduce any premium payable upon the redemption thereof or the redemption price therefor;

•	change the currency in which the debt securities are payable from that stated in the securities;

•

make any change to the provisions of the indenture entitling each holder to receive payment of principal of, premium and interest on such securities on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of outstanding securities to waive defaults or events of default;

•

amend, change or modify in any material respect any obligation we have to make and consummate a change of control offer in respect of a change of control event that has occurred, to the extent required under the terms of any series of debt securities; or

•	change any obligation of us to maintain an office or agency in the place and for the purposes specified in the indenture.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and

•

we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•

we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series by us; and we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture. We maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of, or interest on, any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to any indenture are in default, it must eliminate such conflict or resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock to be received by holders of such series of debt securities to be adjusted.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Southwestern Energy Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Southwestern for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Montage Resources Corporation incorporated by reference in this Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. We have included or incorporated those estimates in this prospectus in reliance upon the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Fees and expenses of the transfer agent	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Other	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

(a) Southwestern Energy Company is incorporated under the laws of Delaware.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article SEVENTH of Southwestern Energy Company’s certificate of incorporation, Southwestern Energy Company will indemnify its directors and officers to the fullest extent authorized or permitted by law, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Southwestern Energy Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

Southwestern Energy Company maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

(b) SWN International, LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of SWN International, LLC provides that, subject to certain limitations and conditions, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a member or manager of SWN International, LLC or while a manager of SWN International, LLC is or was serving at the request of SWN International, LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by SWN International, LLC to the fullest extent permitted by the DGCL, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits SWN International, LLC to provide broader indemnification rights than said law permitted SWN International, LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification thereunder shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. In addition, the operating agreement provides that SWN International, LLC shall indemnify and advance expenses to an officer, employee or agent of SWN International, LLC to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to managers.

(c) Angelina Gathering Company, LLC, A.W. Realty Company, LLC, SWN Drilling Company, LLC, SWN E & P Services, LLC, SWN Energy Services Company, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC are each limited liability companies organized under the laws of Texas.

Section 101.402 of the Texas Business Organizations Code permits a Texas limited liability company to (i) indemnify a person, (ii) pay in advance or reimburse expenses incurred by a person and (iii) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

The company agreement of each of A.W. Realty Company, LLC, SWN Drilling Company, LLC, SWN E & P Service, LLC, SWN Energy Services Company, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC provide that each entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such entity), by reason of the fact that such person is or was a Member or officer of such entity, or is or was a Member or officer of such entity serving at the request of such entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all matters for which indemnification would be provided to such person under the Certification of Incorporation and Bylaws of Southwestern Energy Company, as in effect from time to time, as if that person were a director or officer of Southwestern Energy Company, or is or was a director or officer of Southwestern Energy Company serving at the request of Southwestern Energy Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The operating agreement of Angelina Gathering Company, LLC provides that, subject to certain limitations and conditions, each Person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a member or manager of Angelina Gathering Company, LLC or while a manager of Angelina Gathering Company, LLC is or was serving at the request of Angelina Gathering Company, LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by Angelina Gathering Company, LLC to the fullest extent permitted by the Texas Business Corporation Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Angelina Gathering Company, LLC to provide broader indemnification rights than said law permitted Angelina Gathering Company, LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification thereunder shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. In addition, the operating agreement provides that Angelina Gathering Company, LLC shall indemnify and advance expenses to an officer, employee or agent of Angelina Gathering Company, LLC to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to managers.

Item 16. Exhibits

(a)    Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Form of Specimen Certificate Representing Common Stock (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K/A dated August 3, 2006).

4.2	Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed September 25, 2017).

4.3*	Form of Note.

4.4*	Form of Guarantee.

4.5*	Form of Deposit Agreement.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Purchase Contract Agreement.

4.9*	Form of Unit Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (Included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Grant Thornton LLP.

24.1**	Powers of Attorney of Southwestern Energy Company.

24.2	Powers of Attorney of the Subsidiary Guarantor Registrants (Incorporated by reference to the signature pages hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture filed as Exhibit 4.2 above.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Previously filed.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 18th day of August, 2020.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ Julian M. Bott
Julian M. Bott Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
* William J. Way	Director, President and Chief Executive Officer (Principal Executive Officer)	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 18, 2020

* Colin P. O’Beirne	Vice President, Controller (Principal Accounting Officer)	August 18, 2020

* John D. Gass	Director	August 18, 2020

* Catherine A. Kehr	Director	August 18, 2020

* Greg D. Kerley	Director	August 18, 2020

* Jon A. Marshall	Director	August 18, 2020

* Patrick M. Prevost	Director	August 18, 2020

* Anne Taylor	Director	August 18, 2020

* Denis J. Walsh III	Director	August 18, 2020

* By:	/s/ Julian M. Bott
Julian M. Bott
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 18th day of August, 2020.

A.W. REALTY COMPANY, LLC
SWN E & P SERVICES, LLC
SWN INTERNATIONAL, LLC
SWN MIDSTREAM SERVICES COMPANY, LLC
SWN PRODUCTION COMPANY, LLC
SWN WATER RESOURCES COMPANY, LLC

By:	Southwestern Energy Company, its sole member

By:	/s/ Julian M. Bott
Julian M. Bott Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell, Andy T. Huggins and Julian M. Bott, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Clay A. Carrell Clay A. Carrell	President and (Principal Executive Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Production Company, LLC and SWN Water Resources Company, LLC	August 18, 2020

/s/ Andy T. Huggins Andy T. Huggins	President (Principal Executive Officer) of SWN Midstream Services Company, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC and SWN Water Resources Company, LLC	August 18, 2020

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC and SWN Water Resources Company, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as the sole member of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC and SWN Water Resources Company, LLC	August 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 18th day of August, 2020.

ANGELINA GATHERING COMPANY, L.L.C. SWN ENERGY SERVICES COMPANY, LLC SWN PRODUCER SERVICES, LLC

By: Southwestern Midstream Services Company, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Julian M. Bott
Julian M. Bott
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andy T. Huggins and Julian M. Bott, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Andy T. Huggins Andy T. Huggins	President (Principal Executive Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	August 18, 2020

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as the sole member of Southwestern Midstream Services Company in its capacity as the sole member of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	August 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 18th day of August, 2020.

SWN DRILLING COMPANY, LLC

By: SWN Production Company, LLC, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Julian M. Bott
Julian M. Bott
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell and Julian M. Bott, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of SWN Drilling Company, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of SWN Drilling Company, LLC	August 18, 2020

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of SWN Drilling Company, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as sole member of SWN Production Company, LLC in its capacity as the sole member of SWN Drilling Company, LLC	August 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 18th day of August, 2020.

SWN WELL SERVICES, LLC

By:	SWN E & P Services, LLC, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Julian M. Bott
Julian M. Bott Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell and Julian M. Bott, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of SWN Well Services, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of SWN Well Services, LLC	August 18, 2020

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President, Controller (Principal Accounting Officer) of SWN Well Services, LLC	August 18, 2020

/s/ Julian M. Bott Julian M. Bott	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as sole member of SWN E & P Services, LLC in its capacity as the sole member of SWN Well Services, LLC	August 18, 2020